EXHIBIT 1.01

RALPH LAUREN CORPORATION

Conflict Minerals Report

For the Year Ended December 31, 2024

This Conflict Minerals Report of Ralph Lauren Corporation (the “Company”) has been prepared pursuant to Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Conflict Minerals Rule”), for the reporting period January 1, 2024 to December 31, 2024 (the “Reporting Period”). Unless the context indicates otherwise, the terms “Company,” “we,” “us” and “our” refer to the Company and its consolidated subsidiaries.

The Conflict Minerals Rule imposes certain reporting obligations on public companies whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. The term “conflict minerals” is defined by the Conflict Minerals Rule as: (a) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten (collectively, the “3TGs”); or (b) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo ("DRC") or any adjoining country that shares an internationally recognized border with the DRC (the Republic of the Congo, the Central African Republic, South Sudan, Rwanda, Uganda, Zambia, Burundi, Tanzania and Angola) (collectively referred to as the “Covered Countries”).

The Company determined that we are subject to the requirements of the Conflict Minerals Rule because we contract to manufacture certain products in which one or more of the 3TGs may be necessary to the functionality or production of those products. As a result of this determination, the Company conducted a reasonable country of origin inquiry (“RCOI”) to ascertain whether any of the 3TGs in its products originated from the Covered Countries or from recycled or scrap sources. Based on the results of the RCOI and in accordance with the Conflict Minerals Rule, the Company then performed due diligence on the source and chain of custody of the 3TGs.

Section 1. Company Overview

The Company is a global leader in the design, marketing, and distribution of luxury lifestyle products, including apparel, footwear & accessories, home, fragrances, hospitality, and other licensed product categories. We do not directly manufacture products, but rather we contract for the manufacture of our products. This report relates to the following product categories (the “Covered Products”): apparel, footwear & accessories, and home. The Covered Products include products: (a) that were manufactured by certain third parties that affixed the Company’s brand, marks, logo, or label to a generic product; and (b) for which we exerted sufficient influence over the manufacture of the products such that we could be considered to have contracted for their manufacture. The Covered Products do not include licensed product categories.

We have a global network of suppliers, vendors, and factories (the “Supply Chain Participants”) and there are, generally, multiple tiers between the 3TG sources and our direct Supply Chain Participants. Since we do not directly manufacture products, but rather contract for the manufacture of the Covered Products, we must rely on our Supply Chain Participants to provide information regarding the products they supply to us and the origin of any 3TGs that are necessary to the functionality of those products. Due to the depth of our supply chain, we are far removed from the sources of ore from which 3TGs are produced and the smelters/refiners that process those ores. The efforts undertaken to identify the countries of origin of those ores reflect the Company’s circumstances and position in the supply chain as a “downstream” company with no direct influence on smelters or refiners (“SORs”). Since we do not have a direct relationship with smelters and refiners of 3TGs, we do not conduct or commission independent third party-audits of the smelters and refiners from which our independent Supply Chain Participants source 3TGs. We rely upon industry initiatives established by the London Bullion Market Association (“LBMA”), the Responsible Jewellery Council (“RJC”), and the Responsible Minerals Initiative (“RMI”) for independent third-party audit information.

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We are opposed to human rights abuses such as those occurring in the Covered Countries and are committed to the principles of ethical business practices, including the responsible sourcing of 3TGs. We expect that our Supply Chain Participants share this commitment and require that they cooperate with us in the compliance of the Conflict Minerals Rule.

Our expectations with respect to sourcing 3TGs reflect our continuing commitment to: identify product manufactured for us that contain 3TGs; engage with our Supply Chain Participants to identify the origin of those 3TGs; and deliver products to our consumers that are manufactured in a responsible and ethical manner. As we enter into new contractual arrangements with our Supply Chain Participants, or our contracts renew, we include provisions requiring them to represent that they do not source 3TGs from non-certified mines in the Covered Countries, and that they will identify, document and disclose to us, the source origins of any 3TGs utilized in their supply chain.

Section 2. Reasonable Country of Origin Inquiry

Due to the complexity of our supply chain and the breadth of our product offerings, we developed a risk-based approach that focused on Supply Chain Participants who were: (a) direct finished goods vendors, and (b) suppliers of raw materials and components that we believed were likely to supply us with products containing any of the 3TGs (such as hardware or metal components suppliers). As a result of our review, we determined that during the Reporting Period, we contracted to manufacture certain Covered Products containing 3TGs which are necessary to the functionality or production of those products. Based on this determination, we then conducted an RCOI to ascertain whether any 3TGs in the Covered Products originated in the Covered Countries.

To determine the origin of the 3TGs in the Covered Products, we retained an independent third-party service provider (the “Service Provider”), to assist us in reviewing our supply chain. Utilizing the Service Provider’s web-based software as a service tool, the Company requested its Supply Chain Participants to complete the RMI’s Conflict Minerals Reporting Template (“CMRT”). The Service Provider’s system allowed suppliers to complete and upload the CMRT directly into the system or complete an online survey version of this template directly on the Service Provider’s platform. The Conflict Minerals Survey was accompanied by an introductory message reiterating, to our Supply Chain Participants, our commitment to the responsible sourcing of 3TGs, and our expectations that our Supply Chain Participants share this commitment and cooperate with our compliance efforts.

The use of the CMRT allowed for some elimination of “out of scope” suppliers. The CMRT also allowed us to collect the following information from each of our Supply Chain Participants:

i.	the types of raw materials, product components or Covered Products such Supply Chain Participant provided to the Company during the Reporting Period;

ii.	information regarding the source or origin of any 3TGs, including the names and locations of smelters and refiners or source of 3TGs supplied to the Company;

iii.	whether any 3TGs supplied to the Company came from recycled or scrap sources; and

iv.	other additional information related to such Supply Chain Participant’s sourcing and compliance activities.

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Supplier responses were evaluated for plausibility, consistency, and gaps. If any of the following “quality control” flags were raised, suppliers were automatically contacted by the Service Provider’s platform:

•	One or more SORs were listed for an unused metal;
•	SOR information was not provided for a used metal, or SOR information provided was not a verified metal processor;
•	Supplier answered yes to sourcing from the Democratic Republic of the Congo or adjoining countries (“DRC”), but none of the SORs listed are known to source from the region;
•	Supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers;
•	Supplier indicated they have not identified all of the SORs used for the products included in the declaration scope;
•	Supplier indicated they have not provided all applicable SOR information received; and
•	Supplier indicated 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more SORs listed are not known to be exclusive recyclers.

Based on the results of the RCOI and in accordance with the Conflict Minerals Rule, the Company then performed due diligence on the source and chain of custody of the 3TGs.

Section 3. Due Diligence Measures

Design

We based our due diligence measures, in all material respects, on the framework set forth in the Organisation for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas: Third Edition, including the supplements on tin, tantalum, tungsten and gold (“OECD Guidance”). The OECD Guidance was written for both upstream and downstream companies in the supply chain. Since the Company is a “downstream” company, with no direct relationship or influence on SORs of 3TGs, our due diligence practices were tailored accordingly. We also consider the requirements of the European Union Conflicts Minerals Rule with respect to due diligence efforts.

Step 1: Establish Strong Company Management Systems

The Company has developed management systems regarding the Conflict Minerals Rule. These systems include the following elements:

•	Conflict Minerals Policy: The Company has adopted a Conflict Minerals Policy which is available at https://corporate.ralphlauren.com/reports-and-policies

•	Internal Team: The Company has established an internal team responsible for managing the due diligence process to comply with the Conflict Minerals Rule. This team includes representatives from the following departments at the Company: (i) Global Citizenship, Worker Well- Being; (ii) Global Manufacturing and Sourcing; (iii) Global Quality Assurance & Testing; and (iv) Legal. As previously noted, the Company also utilizes a Service Provider, to complement our internal Conflict Minerals team. The Service Provider assists with collecting and evaluating supply chain information regarding 3TGs, communicating with Supply Chain Participants, and developing and implementing due diligence measures.

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•	Control Systems: The Company has established a control system which documents its due diligence activities, including findings and communications, within our supply chain. Utilizing the Service Provider’s web-based system, we communicated the Company’s expectations regarding compliance with the Conflict Minerals Rule, to our Supply Chain Participants, and followed-up with our Supply Chain Participants via e-mail and telephone conversations. All these activities are documented and retained in the Service Provider’s database;

•	Supplier Engagement: As we enter into new or renew our existing contractual arrangements with our Supply Chain Participants, we include provisions requiring them to represent that they do not source 3TGs from non-certified mines in the Covered Countries, and that they will identify, document and disclose to us, the source origins of any 3TGs utilized in their supply chain. The Company provided each of its Supply Chain Participants with a CMRT, using the Service Provider’s web-based tool. In an effort to increase awareness of the Conflict Minerals Compliance Program, supporting regulations, and frequently asked questions concerning 3TG mineral tracing, the Company’s suppliers were introduced to the Service Provider’s Conflict Minerals Learning Center in the initial registration email. The Supplier Resource Center was provided as an educational tool to facilitate a deeper understanding of the program and education as to why information is being requested. There were also opportunities to participate in webinars providing information on the Conflict Minerals Rule. Supply Chain Participants were also provided access to the Service Provider’s help desk support to provide guidance related to properly filing the CMRT. Following the initial introductions to the program and information request, up to 10 reminder emails were sent to each non-responsive supplier requesting completion. If, after these efforts, a given supplier still did not register with the system or provide the information requested, an escalation process was initiated. The escalation process consisted of direct outreach by the Company. Specifically, the Company contacted these suppliers by email to request their participation in the program. The Service Provider followed up with an email in a timely manner;
•	Grievance Mechanism: The Company has implemented a mechanism that provides for confidential reporting of suspected violations or concerns through the Company’s RL Hotline, a reporting service that is maintained by an independent third party. Violations or grievances at the industry level may also be reported to the RMI directly, via the RMI Minerals Grievance Platform, accessible at: https://mineralsgrievanceplatform.org/; and
•	Maintain Records: The Company has implemented a document retention policy through the Service Provider’s system which will retain Conflict Minerals-related documents, including the Supply Chain Participants’ responses to Conflict Minerals Surveys and sources identified, for a period of five (5) years. The Service Provider’s database can be audited by internal or external parties.

Step 2: Supply Chain Risk Identification and Assessment

For those supply chains with SORs that are known or thought to be sourcing from the DRC, additional investigation is needed to determine the source and chain-of-custody of the regulated metals. The Service Provider relies on the following internationally accepted audit standards to determine which SORs are considered “DRC Conflict Free”: RMI’s Responsible Minerals Assurance Process (“RMAP”), the LBMA’s Responsible Gold Certification, and RJC’s Chain-of-Custody Certification. The Service Provider is an official vendor member of the RMI to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials.

If the SOR is not certified by these internationally recognized schemes, the Service Provider attempts to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes the SORs takes to track the chain-of-custody on the source of its mineral ores. Relevant information to review includes: whether the SOR has a documented, effective, and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research is also performed to determine whether there are any outside sources of information regarding the SORs’ sourcing practices. Up to three contact attempts are made by the Service Provider to SORs to gather information on mine country of origin and sourcing practices.

As previously noted, our Supply Chain Participants consist of a global network of suppliers, vendors, and factories. As such, completed CMRTs from each of our Supply Chain Participants were comprehensive and, in most cases, included all facilities in such participant’s network, not just the particular facility that produced the Company’s Covered Products. As a result, because of the nature of our Supply Chain Participants’ global network of factories and facilities, this report may include more facilities than those that actually processed the 3TGs present in the Company’s Covered Products.

Step 3: Design and Implement a Strategy to Respond to Risks

The Company’s risk management plan to respond to any situations which might arise involving Conflict Minerals includes carrying out the due diligence described in this Report, understanding the products impacted by any supplied materials identified as containing 3TGs, understanding the extent of the Company’s reliance on such materials, undertaking additional due diligence and risk mitigation to respond to identified risks, and communicating to our Supply Chain Participants that any 3TGs should be sourced responsibly.

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Feedback on CMRT submissions are provided directly to Supply Chain Participants, and multilingual educational resources regarding corrective action methods and improvements to supplier programs and processes are available at no expense on the Service Provider’s platform. In accordance with OECD Guidance, risk mitigation will depend on the Supply Chain Participant’s specific program, including such participant’s due diligence measures, and corrective actions.

Step 4: Independent Third Party Private Sector Audit

We are not required to obtain an independent private sector audit (“IPSA”). If an IPSA is required in the future, we will outline the results of any required audit. We do not have a direct relationship with any 3TG SORs and do not perform or direct audits of these entities within our supply chain. Instead, we rely on third-party audits of smelters and refiners conducted as part of the RMI RMAP Audit Program, which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program. The Service Provider also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities’ sourcing practices.

Step 5: Report on Supply Chain Due Diligence

With the preparation and release of this Report, we have published a report of our due diligence measures with respect to the sourcing of 3TGs. A copy of this report is available at http://investor.ralphlauren.com. We have also publicly filed our Form SD and Conflict Minerals Report with the Securities and Exchange Commission (the “SEC”).

Section 4. Due Diligence Findings

Based on the survey responses received from our Supply Chain Participants, we believe that gold and tin are, or may be, necessary to the functionality or production of: (1) products that our Company contracts to be manufactured, including, but not limited to apparel, and metal components such as zippers, trims, rivets, buttons, and buckles, and (2) accessories, such as, watches and fine jewelry.

As previously noted, the Company does not have a direct relationship with SORs of 3TGs, and as a result, we must rely on our suppliers to provide us with smelter, refiner and country of origin data.

Based on our RCOI, we believe that the facilities that were used by our Supply Chain Participants to process the 3TGs that may be contained in our Covered Products included, but may not be limited to, the SORs listed in the chart attached hereto as Schedule A and sourced from the countries of origin listed in Schedule B below. As previously noted, many of the CMRTs collected were provided at the Supply Chain Participant’s company or division level and therefore may include more facilities than those that actually processed the 3TGs present in the Company’s Covered Products.

Our Supply Chain Participants identified approximately 219 SORs which appear on the list maintained by the RMI. Of these, approximately 214 (approximately 98%) were certified as conflict-free by RMAP, LBMA, and/or RJC.

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Section 5. Steps to be Taken to Mitigate Risk

We intend to take the following steps to improve our due diligence measures and/or endeavor to mitigate risks:

i.	continue to communicate with our Supply Chain Participants regarding our expectations and requirements for compliance;

ii.	continue to refine the RCOI process and procedures in an effort to increase the Conflict Minerals Survey response rate and improve the content of our Supply Chain Participants’ responses to the Conflict Minerals Survey;

iii.	continue to monitor information regarding global traceability of raw materials in our products and continue to assess the use and source of 3TGs in our supply chain;

iv.	engage with our Supply Chain Participants to conduct further due diligence on smelters in high risk countries;

v.	continue to raise awareness of our Supply Chain Participants by directing them to information and training resources regarding responsible sourcing of 3TGs and encouraging identified smelters and refiners to become audited in accordance with OECD Guidance;

vi.	continue to identify additional available resources to evaluate risks, including: comprehensive smelter and refinery databases with detailed listings and audit status, credible media reports relating to 3TG sourcing, and open source regulatory databases for comparing facilities against government watch and denied parties lists;

vii.	continue to monitor global legislative and regulatory developments and industry trends related to responsible sourcing focusing on human rights due diligence, transparency and risk mitigation; and

viii.	continue to participate in industry-based efforts, such as the working group on Conflict Minerals organized by the American Apparel & Footwear Association, and relevant trade associations, such as the National Retail Federation and the United States Fashion Industry Association, to encourage further improvement and reliability in 3TG traceability programs, encourage responsible sourcing of 3TGs and to define and implement best practices.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this report or incorporated by reference into this report, in future filings by us with the SEC, in our press releases, and in oral statements made from time to time by us or on our behalf constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “anticipate,” “outlook,” “estimate,” “ensure,” “commit,” “expect,” “project,” “believe,” “envision,” “goal,” “target,” “can”, “will” and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed in or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Schedule A

METAL	SMELTER OR REFINER NAME	SOR ID
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004
Gold	Abington Reldan Metals, LLC	CID002708
Gold	Advanced Chemical Company	CID000015
Gold	Agosi AG	CID000035
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Tin	Alpha Assembly Solutions Inc	CID000292
Tantalum	AMG Brasil	CID001076
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	ASAHI METALFINE, Inc.	CID000082
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asaka Riken Co., Ltd.	CID000090
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Gold	Aurubis AG	CID000113
Tin	Aurubis Beerse	CID002773
Tin	Aurubis Berango	CID002774
Gold	Bangalore Refinery	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden Ronnskar	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Gold	Chimet S.p.A.	CID000233
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641
Tin	China Tin Group Co., Ltd.	CID001070
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Gold	Chugai Mining	CID000264
Gold	Coimpa Industrial LTDA	CID004010
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486
Tin	CRM Synergies	CID003524
Tungsten	Cronimet Brasil Ltda	CID003468
Tin	CV Ayi Jaya	CID002570
Tin	CV Venus Inti Perkasa	CID002455
Tantalum	D Block Metals, LLC	CID002504
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Tin	Dowa	CID000402
Gold	Dowa	CID000401
Tin	DS Myanmar	CID003831
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425
Tin	EM Vinto	CID000438
Tin	Estanho de Rondonia S.A.	CID000448
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582
Tin	Fenix Metals	CID000468
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tungsten	Global Tungsten & Powders LLC	CID000568
Gold	Gold by Gold Colombia	CID003641
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Gold	Heimerle + Meule GmbH	CID000694
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Gold	Heraeus Germany GmbH Co. KG	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Italpreziosi	CID002765
Gold	Japan Mint	CID000823
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Gold	Jiangxi Copper Co., Ltd.	CID000855
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Gold	JX Advanced Metals Corporation	CID000937
Gold	Kazzinc	CID000957
Tantalum	KEMET de Mexico	CID002539
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Gold	Kennecott Utah Copper LLC	CID000969
Gold	Kennecott Utah Copper LLC	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Korea Zinc Co., Ltd.	CID002605
Tungsten	Lianyou Metals Co., Ltd.	CID003407
Gold	L'Orfebre S.A.	CID002762
Gold	LS MnM Inc.	CID001078
Tin	Luna Smelter, Ltd.	CID003387
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Masan High-Tech Materials	CID002543
Gold	Materion	CID001113
Tantalum	Materion Newton Inc.	CID002548
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575
Tin	Metallic Resources, Inc.	CID001142
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Tin	Mineracao Taboca S.A.	CID001173
Tantalum	Mineracao Taboca S.A.	CID001175
Tin	Mining Minerals Resources SARL	CID004065
Tin	Minsur	CID001182
Gold	Mitsubishi Materials Corporation	CID001188
Tin	Mitsubishi Materials Corporation	CID001191
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Gold	MKS PAMP SA	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	NH Recytech Company	CID003189
Tungsten	Niagara Refining LLC	CID002589
Gold	Nihon Material Co., Ltd.	CID001259
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	NPM Silmet AS	CID001200
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Tin	Operaciones Metalurgicas S.A.	CID001337
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Gold	Planta Recuperadora de Metales SpA	CID002919
Tin	Precious Minerals and Smelting Limited	CID003409
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Babel Surya Alam Lestari	CID001406
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Bangka Serumpun	CID003205
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT Cipta Persada Mulia	CID002696
Tin	PT Menara Cipta Mulia	CID002835
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Mitra Sukses Globalindo	CID003449
Tin	PT Premium Tin Indonesia	CID000313
Tin	PT Prima Timah Utama	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868
Tin	PT Rajawali Rimba Perkasa	CID003381
Tin	PT Rajehan Ariq	CID002593
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Sukses Inti Makmur	CID002816
Tin	PT Timah Nusantara	CID001486
Tin	PT Timah Tbk Kundur	CID001477
Tin	PT Timah Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tommy Utama	CID001493
Gold	PX Precinox S.A.	CID001498
Tantalum	QuantumClean	CID001508
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	REMONDIS PMR B.V.	CID002582
Tin	Resind Industria e Comercio Ltda.	CID002706
Tantalum	Resind Industria e Comercio Ltda.	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583
Gold	Royal Canadian Mint	CID001534
Tin	Rui Da Hung	CID001539
Gold	Safimet S.p.A	CID002973
Gold	SAFINA A.S.	CID002290
Gold	SEMPSA Joyeria Plateria S.A.	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CID001916
Gold	Shandong Gold Smelting Co., Ltd.	CID001916
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	SungEel HiMetal Co., Ltd.	CID002918
Tin	Super Ligas	CID002756
Gold	T.C.A S.p.A	CID002580
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403
Tantalum	Taki Chemical Co., Ltd.	CID001869
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Tantalum	TANIOBIS Co., Ltd.	CID002544
Tantalum	TANIOBIS GmbH	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550
Tantalum	Telex Metals	CID001891
Tin	Thaisarco	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180
Tin	Tin Technology & Refining	CID003325
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	Torecom	CID001955
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036
Gold	WIELAND Edelmetalle GmbH	CID002778
Tungsten	Wolfram Bergbau und Hutten AG	CID002044
Tin	Woodcross Smelting Company Limited	CID004724
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508
Gold	Yamakin Co., Ltd.	CID002100
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Gold	Yokohama Metal Co., Ltd.	CID002129
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CID002243

Schedule B

ARGENTINA

Australia

Austria

BERMUDA

BELGIUM

BOLIVIA

BRAZIL

BURUNDI

CAMBODIA

CANADA

CENTRAL AFRICAN REPUBLIC

CHILE

CHINA

COLOMBIA

CONGO

DEMOCRATIC REPUBLIC OF CONGO

COTE D'IVOIRE

CZECHIA

DJIBOUTI

ECUADOR

EGYPT

ESTONIA

ETHIOPIA

FINLAND

FRANCE

FRANCE

GERMANY

GHANA

GUYANA

HONG KONG

HUNGARY

INDIA

INDONESIA

IRELAND

ISRAEL

ITALY

JAPAN

KAZAKHSTAN

KENYA

KOREA, REPUBLIC OF

KYRGYZSTAN

LAO PEOPLE'S DEMOCRATIC REPUBLIC

LUXEMBOURG

MADAGASCAR

MALAYSIA

MALI

MEXICO

MONGOLIA

MOZAMBIQUE

MYANMAR

NAMIBIA

NETHERLANDS

NIGER

NIGERIA

PAPUA NEW GUINEA

PERU

PHILIPPINES

POLAND

PORTUGAL

RUSSIAN FEDERATION

RWANDA

SAUDI ARABIA

SIERRA LEONE

SINGAPORE

SLOVAKIA

SOUTH AFRICA

SOUTH SUDAN

SPAIN

SURINAME

SWEDEN

SWITZERLAND

TAIWAN

TAJIKISTAN

TANZANIA

THAILAND

TURKEY

UGANDA

UNITED ARAB EMIRATES

UNITED KINGDOM

UNITED STATES OF AMERICA

UZBEKISTAN

VIETNAM

ZAMBIA

ZIMBABWE